NewDominion

Banking Handcrafted.

Division of The Park National Bank

NEWS RELEASE        For immediate release

July 2, 2018

NewDominion Bank joins Park National organization
NewDominion becomes Charlotte-based community banking division
NEWARK, Ohio and CHARLOTTE, N.C. - Park National Corporation (Park) (NYSE AMERICAN: PRK) and NewDominion Bank (NewDominion) (OTC PINK:NDMN) closed a previously announced merger transaction yesterday making NewDominion a community bank division of The Park National Bank. With access to Park National’s resources, NewDominion will broaden its services, including 24/7 client support, larger and more specialized loans and wealth management capabilities. NewDominion will keep its name, local leadership, and maintain local decision-making and community support.
“This partnership provides NewDominion with more resources and support for our ongoing success in delivering handcrafted banking to local businesses, individuals and families,” said NewDominion Chief Executive Officer J. Blaine Jackson. “We’re looking forward to investing more into our clients and the community and helping to strengthen our economy across the Carolinas.”
In November 2016, Park made a friendly investment of $3.5 million in NewDominion, giving Park 8.55 percent ownership of NewDominion’s outstanding common stock. In January of 2018, Park and NewDominion announced a definitive agreement and plan of merger and reorganization, in which NewDominion would merge with and into Park National Bank. Later this year, NewDominion clients will learn more about potential enhancements and updates to their banking services.
NewDominion holds $346 million in assets (as of March 31, 2018) and operates two banking offices, in Charlotte and Mooresville, respectively. By adding operations in a metropolitan market like Charlotte, Park aims to build on its successful performance in similar areas like Columbus and Cincinnati, Ohio.
“Our teams are collaborating and learning a great deal from each other’s success. We share common values and priorities,” Park Chief Executive Officer David L. Trautman said. “We have enjoyed working closely with our new colleagues over the past few months to arrive at this point. This partnership is an exciting opportunity for both organizations.”
With the addition of NewDominion, the Park National family of community banks consists of 11 banking divisions, each led by local professionals. The banks share operational, compliance and administrative resources, placing them in a strong position to remain competitive with sophisticated technology and service capabilities - while keeping a steadfast focus on personalized service and community involvement.
Boenning & Scattergood, Inc. served as financial advisor and Squire Patton Boggs (US) LLP served as legal advisor to Park. Sandler O’Neill served as financial advisor and Wyrick Robbins Yates & Ponton LLP served as legal advisor to NewDominion.
Headquartered in Newark, Ohio, Park National Corporation had $7.5 billion in total assets (as of March 31, 2018). The Park organization consists of 11 community bank divisions, a non-bank subsidiary and two specialty finance companies. Park's banking operations are conducted through Park subsidiary The Park National Bank and its divisions, which include Fairfield National Bank Division, Richland Bank Division, Century National Bank Division, First-Knox National Bank Division, United Bank, N.A. Division, Second National Bank Division, Security National Bank Division, Unity National Bank Division, The Park National Bank of Southwest Ohio & Northern Kentucky Division, and NewDominion Bank Division. The Park organization also includes Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance), Guardian Financial Services Company (d.b.a. Guardian Finance Company) and SE Property Holdings, LLC.

Park National Media Contact: Bethany Lewis, 740.349.0421, blewis@parknationalbank.com
Park National Investor Contact: Brady Burt, 740.322.6844, bburt@parknationalbank.com
NewDominion Contact: MaryBeth Simon, 704-943-5708, msimon@newdominionbank.com

Forward -Looking Statement:

Certain statements contained in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the merger as well as other statements of Park’s goals, intentions and expectations; and estimates of Park’s risks and future costs and benefits, whether with respect to the merger or otherwise. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of Park and NewDominion will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Park to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like Park’s affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; and changes in market, economic, operational, liquidity, credit and interest rate risks associated with the Park’s business. Please refer to Park’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements. All forward-looking statements included in this communication are made as of the date hereof and are based on information available as of the date hereof. Except as required by law, Park, does not assumes any obligation to update any forward-looking statement.